UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 3, 2015

NiSource Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 3, 2015, the Board of Directors of NiSource Inc. (“NiSource”) appointed Kevin T. Kabat as a director of NiSource for a term continuing until the 2016 annual meeting of stockholders and until his successor has been duly elected and qualified. The Board of Directors appointed Mr. Kabat to serve as a member of the Audit Committee and the Finance Committee. There is no arrangement or understanding between Mr. Kabat and any other person pursuant to which he was selected as a director of NiSource. Mr. Kabat does not have any direct or indirect material interest in any transaction or proposed transaction involving NiSource required to be reported under Item 404(a) of Regulation S-K.

Consistent with NiSource’s compensation practices for non-employee directors, Mr. Kabat will receive an annual retainer of $210,000, consisting of $90,000 in cash and an award of restricted stock units valued at $120,000 at the time of the award.

On July 6, 2015, NiSource issued a press release announcing the appointment of Mr. Kabat as a director of the company. A copy of that press release is filed as an exhibit to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued on July 6, 2015 by NiSource Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

July 6, 2015	By:	/s/ Carrie J. Hightman
Carrie J. Hightman
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued on July 6, 2015 by NiSource Inc.